UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Diligent Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Diligent Corporation.

Pursuant to Rule 14a-6

of the Securities Exchange Act of 1934

Commission File No.: 000-53205

Diligent provides update on conditions to the Merger

Wellington, New Zealand — April 8, 2016 — Further to the announcement of Diligent Corporation (NZX: DIL) of 1 April 2016, Diligent provides the below update on the conditions to the proposed merger between itself and entities affiliated with funds managed by Insight Venture Partners, LLC (Merger), pursuant to that certain Agreement and Plan of Merger among Diamond Parent Holdings, Corp. (Parent), Diamond Merger Sub I, Corp. (Merger Sub I), Diamond Merger Sub II, Corp. (Merger Sub II) and Diligent, dated as of 12 February 2016 (Merger Agreement).

Conditions of Delisting: The delisting of Diligent will not occur until all of the conditions for closing of the Merger have been satisfied (other than the delisting itself). These conditions are set out in Sections 7.1, 7.2 and 7.3 of the Merger Agreement, which is attached as Annex A to the Proxy Statement containing the Notice of Special Meeting of Stockholders, a copy of which has been forwarded to stockholders. In summary these conditions are:

1.              the stockholders have approved the Merger by the required voting majorities;

2.              the absence of any order or law of any governmental entity that prohibits, restrains or enjoins the consummation of the Merger;

3.              the expiration or termination of the applicable waiting period to the Merger under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976;

4.              the Treasurer of the Commonwealth of Australia having either (A) notified Parent and Merger Sub II in writing that the Commonwealth Government has no objection to the Merger, or (B) ceased to be empowered to make an order or decision under Division 2 of Part 3 of the Australian Foreign Acquisitions and Takeovers Act 1975 (Cth) in respect of the Merger;

5.              as set out in section 7.2 of the Merger Agreement, various representations and warranties of Diligent that were true and correct as of the date of the Merger Agreement remain true and correct (except that those representations and warranties which address matters only as of a particular date will be true and correct as of such particular date), Diligent shall have performed in all material respects its obligations under the Merger Agreement, there shall not have been a Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement, and various certificates, resolutions and director resignations have been provided by Diligent to Parent; and

6.              as set out in section 7.3 of the Merger Agreement, various representations and warranties of Parent, Merger Sub I and Merger Sub II that were true and correct as of the date of the

Merger Agreement remain true and correct (except that those representations and warranties which address matters only as of a particular date will be true and correct as of such particular date), Parent, Merger Sub I and Merger Sub II shall have each performed in all material respects its obligations under the Merger Agreement, and the receipt by Diligent of a certificate from the Chief Executive Officer or other senior executive officer of Parent.

Satisfaction of Conditions: Condition Number 3 above was satisfied on 23 March 2016 (New Zealand time) and condition 4 was satisfied on 7 April 2016 (New Zealand time).   It is expected that if the Merger is approved by the stockholders of Diligent at the Special Meeting, all of the other conditions to closing (other than the delisting itself) will be satisfied by the time Diligent is delisted from the NZX Main Board.  Pursuant to the terms of the Merger Agreement, prior to the delisting, Parent will provide to the Company, for the purpose of giving the same to the NZX, a certificate stating that Parent considers each of Conditions Number 1 through 5 to be satisfied and will irrevocably be deemed to continue to be satisfied pending Closing; provided, if the Company is not delisted from the NZX Main Board on such date or if the Closing does not occur on the Business Day (New Zealand time) immediately following the date of delisting, in each such case such certificate shall automatically be deemed revoked and of no further force or effect.

Closing Date: Once the conditions to closing described above are satisfied and the Company is delisted from the NZX Main Board, it is anticipated that the closing of the Merger will occur on the day immediately following the delisting.

Safe Harbor Statement

This announcement may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements use words such as “expect,” “anticipate,” “intend,” “plan,” “believe” and other words of similar meaning. All forward looking statements are subject to risks and uncertainties including, without limitation, that the Merger may not be consummated within the expected time period or at all because of a number of factors, including the failure to obtain stockholder approval; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; or the failure to satisfy closing conditions to the Merger.  Factors that may affect the business or financial results of Diligent are described in the risk factors and other disclosures in Diligent’s Annual Report on Form 10-K for the fiscal year ended 31 December 2015, filed with the U.S. Securities and Exchange Commission (SEC) on 14 March 2016 (New York time), and other filings with the SEC, which are available at www.sec.gov. Diligent specifically disclaims any obligation to update its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Diligent by affiliates of funds managed by Insight Venture Partners, LLC.  The Merger will be submitted to shareholders of Diligent for their consideration.  In connection therewith, Diligent filed a definitive proxy statement and other documents with the SEC on 15 March 2016 (New York time) (the Proxy Statement), and intends to file further relevant materials with the SEC as necessary. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY

STATEMENT REGARDING THE MERGER IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT DILIGENT MAY FILE WITH THE SEC AND NZX CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The Proxy Statement, and any and all documents filed by Diligent with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov and documents filed with NZX, may also be obtained for free at the NZX’s website www.nzx.com/markets/NZSX/securities/DIL. In addition, shareholders may obtain free copies of the Proxy Statement and other documents filed with the SEC by Diligent at the Investor Relations section of Diligent’s website at www.diligent.com or by contacting Diligent’s Investor Relations Department at 0800 995 082 (NZ toll free) or +64 4 894 6912 (International).

Diligent and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding Diligent’s directors and executive officers is contained in Diligent’s proxy statement for its 2015 Annual Meeting of Shareholders, which was filed with the SEC on 19 March 2015 (New York time) and supplemented on 10 April 2015 (New York time). Shareholders may obtain more detailed information regarding the direct and indirect interests of Diligent and its executive officers and directors, by securities holdings or otherwise, in the Merger by reading the Proxy Statement.

About Diligent (NZX: DIL)

Diligent is the leading provider of secure corporate governance and collaboration solutions for boards and senior executives. Over 3,900 clients in more than 60 countries and on all seven continents rely on Diligent to provide secure, intuitive access to their most time-sensitive and confidential information, ultimately helping them make better decisions. The Diligent Boards (formerly Diligent Boardbooks) solution speeds and simplifies how board materials are produced, delivered and collaborated on via any device, removing the security concerns of doing this by courier, email and file sharing. Diligent is a publicly listed company (NZX:DIL). Visit www.diligent.com to learn more.

Investor inquiries:	Media inquiries
Sonya Fynmore NZ toll free: 0800 995 082 International: +64 4 894 6912 sfynmore@diligent.com	Geoff Senescall Ph: + 64 21 481 234